EXHIBIT 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each of the undersigned appoints Dennis M. Meany and Jodie Simon Friedman, and each individually, as the attorney-in-fact and agent of the undersigned, with full power and authority of substitution and resubstitution, to execute for and on behalf of the undersigned a Registration Statement on Form S-8 to register International Flavors & Fragrances Inc. Common Stock for issuance under the Company’s 2010 Stock Award and Incentive Plan, and any and all amendments, including post-effective amendments, or supplements to such Registration Statement and all related documents and instruments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done to carry out the intent of this Power of Attorney, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney effective as of December 20, 2010.

Signature	Title	Date

/s/ Douglas D. Tough Douglas D. Tough	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 20, 2010

/s/ Kevin C. Berryman Kevin C. Berryman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2010

/s/ Margaret Hayes Adame Margaret Hayes Adame	Director	December 20, 2010

/s/ Marcello Bottoli Marcello Bottoli	Director	December 20, 2010

/s/ Linda B. Buck Linda B. Buck	Director	December 20, 2010

Signature	Title	Date

/s/ J. Michael Cook J. Michael Cook	Director	December 20, 2010

/s/ Roger W. Ferguson Roger W. Ferguson	Director	December 20, 2010

/s/ Peter A. Georgescu Peter A. Georgescu	Director	December 20, 2010

/s/ Alexandra A. Herzan Alexandra A. Herzan	Director	December 20, 2010

/s/ Henry W. Howell, Jr. Henry W. Howell, Jr.	Director	December 20, 2010

/s/ Katherine M. Hudson Katherine M. Hudson	Director	December 20, 2010

/s/ Arthur C. Martinez Arthur C. Martinez	Director	December 20, 2010